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                                                               Exhibit 99.(d)(6)

                              AMENDMENT NO. 2 TO
                             AMENDED AND RESTATED
                 INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

     TCW Galileo Funds, Inc. and TCW Investment Management Company hereby agree to amend the Amended and Restated Investment Advisory and Management Agreement ("Agreement") entered into by the parties and dated March 1, 1999, as follows, effective March 1, 2001.

     All other terms and conditions of the Agreement will remain in full force and effect, including the existing provisions of Schedule B and any amendments, thereof.


                                  SCHEDULE B

                                                           Annual Fee Rate
                                                           (expressed as a
                Fund                                  percentage of net assets)
                ----                                  -------------------------

TCW Galileo Focused Large Cap Value Fund                        0.65%

TCW Galileo Select International Equities Fund                  0.75%


     IN WITNESS WHEREOF, the parties have agreed to and executed this amendment to the Agreement on the day and year written above.

Attest                              TCW GALILEO FUNDS, INC.


/s/                                 By: /s/
--------------------------------        ------------------------------------
Secretary                               Marc I. Stern
                                        Chairman


                                    By: /s/
                                        ------------------------------------
                                        Alvin R. Albe, Jr.
                                        President

Attest                              TCW INVESTMENT MANAGEMENT COMPANY


/s/                                 By: /s/
--------------------------------        ------------------------------------
Assistant Secretary                     Alvin R. Albe, Jr.
                                        President & Chief Executive Officer


                                    By: /s/
                                        ------------------------------------
                                        Michael E. Cahill
                                        Managing Director, General Counsel